Exhibit 10.1
FORM OF INDEMNIFICATION AGREEMENT
     This Indemnification Agreement (“Agreement”) is made as of September    , 2006 by and between Bally Total Fitness Holding Corporation, a Delaware corporation (the “Company”), and                      (“Indemnitee”).
RECITALS
     WHEREAS, Indemnitee is a director of the Company;
     WHEREAS, highly competent persons such as Indemnitee have become more reluctant to serve publicly-held corporations as directors unless they are provided with adequate protection through insurance or adequate indemnification against risks of claims and actions against them arising out of their service to and activities on behalf of the corporation;
     WHEREAS, the Board of Directors of the Company (the “Board”) has determined that, in order to attract and retain qualified individuals such as Indemnitee, the Company will attempt to maintain on an ongoing basis, at its sole expense, liability insurance to protect persons serving the Company and its subsidiaries from certain liabilities. In addition, the Restated Certificate of Incorporation (the “Certificate of Incorporation”) and the Amended and Restated Bylaws (the “Bylaws”) of the Company require indemnification of and advancement of expenses to the directors of the Company. Indemnitee may also be entitled to indemnification pursuant to the General Corporation Law of the State of Delaware (“DGCL”). The Certificate of Incorporation, Bylaws and the DGCL expressly provide that the indemnification provisions set forth therein are not exclusive, and thereby contemplate that contracts may be entered into between the Company and members of the board of directors with respect to indemnification and advancement of expenses;
     WHEREAS, the Indemnitee has been serving and continues to serve as a director of the Company in part in reliance on the aforesaid provisions of the Certificate of Incorporation and the Bylaws.
     WHEREAS, the uncertainties relating to such insurance and to indemnification have increased the difficulty of attracting and retaining such persons;
     WHEREAS, the Board has determined that the increased difficulty in attracting and retaining such persons is detrimental to the best interests of the Company’s stockholders and that the Company should act to assure such persons that there will be increased certainty of such protection in the future;
     WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified or provided with advancement of expenses;
     WHEREAS, this Agreement is a supplement to and in furtherance of the Certificate of Incorporation, the Bylaws and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder or pursuant to the DGCL; and
     WHEREAS, Indemnitee does not regard the protection available under the Certificate of Incorporation, the Bylaws and insurance as adequate in the present circumstances.
     NOW, THEREFORE, in consideration of the premises and the covenants contained herein and of other valuable consideration the Company duly acknowledges, the Company and Indemnitee do hereby covenant and agree as follows:

     Section 1. Definitions. In addition to terms defined elsewhere herein, the following terms have the following meanings when used in this Agreement:
          (a) “Change in Control” shall be deemed to have occurred if, before, on or after the date hereof, (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the total voting power represented by the Company’s then-outstanding Voting Securities, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new director whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board then in office, or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 80% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of transactions) all or substantially all the Company’s assets.
          (b) “Corporate Status” describes the status of a person who is or was a director, officer, employee, trustee, agent or fiduciary of the Company or of any other corporation, limited liability company, partnership or joint venture, trust, employee benefit plan or other entity or enterprise which such person is or was serving at the request of the Company.
          (c) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
          (d) “Expenses” shall include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other reasonable disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, investigating, preparing to prosecute, defend or investigate, being or preparing to be a witness in, or otherwise participating in, a Proceeding. Expenses also shall include (i) Expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent, and (ii) for purposes of Section 10(b) of this Agreement only, Expenses incurred by Indemnitee in connection with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement, by litigation or otherwise. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.
          (e) “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Company or Indemnitee (other than with respect to matters concerning the Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. For the avoidance of doubt, it is acknowledged and agreed that any person who previously served as “Independent Counsel” with respect to this Agreement or with respect to any other similar indemnification agreement for directors of the Company shall not, solely as a result of such service, be disqualified from service as “Independent Counsel” under this Agreement. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. The Company agrees to pay the reasonable fees and expenses of the Independent Counsel referred to above and to fully indemnify such counsel against any and all expenses (including reasonable attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

          (f) The term “Proceeding” shall include any actual, threatened, asserted, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened, asserted, pending or completed proceeding, whether brought in the right of the Company or otherwise, whether of a civil, criminal, administrative or investigative nature and whether occurring before, on or after the date of this Agreement, in which Indemnitee was, is or will be involved as a party or otherwise by reason of the fact that Indemnitee is or was a director of the Company, by reason of any action taken by him or of a failure by him to act, or of any action or failure to act on his part while acting as director of the Company, or by reason of the fact that he is or was serving at the request of the Company as a director, officer, employee, trustee, agent or fiduciary of another corporation, limited liability company, partnership or joint venture, trust, employee benefit plan or other entity or enterprise, in each case whether or not serving in such capacity at the time any liability or expense is incurred for which indemnification, reimbursement, or advancement of expenses can be provided under this Agreement.
          (g) “Reviewing Director” means a director of the Company who (i) is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee and (ii) is not affiliated with, by employment, investment or otherwise, or is or was not placed on the Board or nominated to the Board by, or as a result of any agreement with, any plaintiff in, party to or member of a class (other than directors solely by virtue of their owning shares or “persons” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) that are the “beneficial owners” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing less than 5% of the total voting power represented by the Company’s Voting Securities) benefiting from the Proceeding. For all purposes of this Agreement, the responsibilities of the Reviewing Directors may be performed by a single Reviewing Director if there is only one such Reviewing Director.
          (h) “Voting Securities” means any securities which vote generally in the election of directors.
          (i) Reference to “other enterprise” shall include employee benefit plans; references to “fines” shall include any excise tax assessed with respect to any employee benefit plan; references to “serving at the request of the Company” shall include any service as a director, officer, employee, trustee, agent or fiduciary of the Company which position imposes duties on, or involves services by, such director, officer, employee, trustee, agent or fiduciary with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in manner “not opposed to the best interests of the Company” as referred to in this Agreement.
     Section 2. Indemnity in Third Party Proceedings. The Company shall indemnify Indemnitee in accordance with the provisions of this Section 2 if Indemnitee was, is, becomes or is threatened to be made, a party to or a participant in any Proceeding, other than a Proceeding by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 2, Indemnitee shall be indemnified to the fullest extent permitted by applicable law, against all Expenses, judgments, fines and amounts paid in settlement actually incurred by Indemnitee or on his behalf in connection with such Proceeding or any claim, issue or matter therein.
     Section 3. Indemnity in Proceedings by or in the Right of the Company. The Company shall indemnify Indemnitee in accordance with the provisions of this Section 3 if Indemnitee was, is, becomes or is threatened to be made, a party to or a participant in any Proceeding by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 3, Indemnitee shall be indemnified to the fullest extent permitted by applicable law, against all Expenses actually incurred by him or on his behalf in connection with such Proceeding or any claim, issue or matter therein.
     Section 4. Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provisions of this Agreement, to the fullest extent permitted by applicable law, and to the extent that Indemnitee is a party to (or a participant in) and is successful, on the merits or otherwise, in any Proceeding or in defense of any claim, issue or matter therein, in whole or in part, the Company shall indemnify Indemnitee against all Expenses actually incurred by him in connection therewith. For the avoidance of doubt, it is acknowledged and agreed that, if Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses actually incurred by him or on his behalf in connection with each successfully resolved claim, issue or matter. If the Indemnitee is not wholly successful in such Proceeding, the Company also shall indemnify Indemnitee against all Expenses actually incurred in connection with a claim, issue or matter related to any claim, issue or matter on which the Indemnitee was successful. For purposes of this Section 4 and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.
     Section 5. Indemnification For Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the fullest extent permitted by applicable law and to the extent that Indemnitee was, is, becomes or is threatened to be made, by reason of his Corporate Status, a witness in any Proceeding to which Indemnitee is not a party, he shall be indemnified against all Expenses actually incurred by him or on his behalf in connection therewith.
     Section 6. Exclusions. Notwithstanding any provision in this Agreement, the Company shall not be obligated under this Agreement to make any indemnity in connection with any claim made against Indemnitee:
          (a) for which payment has actually been made to or on behalf of Indemnitee under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provision; or
          (b) for (i) an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Exchange Act, or similar provisions of state statutory law or common law, or (ii) any reimbursement of the Company by the Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by the Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act; or
          (c) except as provided in Sections 8 and 10 of this Agreement, in connection with any Proceeding (or any part of any Proceeding) initiated by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Company or its directors, officers, employees or other indemnitees, unless (i) the Board authorized the Proceeding (or any part of any Proceeding) prior to its initiation, or (ii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law.
     Section 7. Advances of Expenses. In accordance with the pre-existing requirement of Article VII of the Bylaws, to the fullest extent permitted by applicable law and notwithstanding any provision of this Agreement to the contrary, the Company shall advance the expenses incurred by Indemnitee in connection with any Proceeding, and such advancement shall be made as promptly as practicable (and in any event within 30 days) after the receipt by the Company of a statement or statements requesting such advances from time to time, whether prior to or after final disposition of any Proceeding. Advances shall be unsecured and interest free. Advances shall be made without regard to Indemnitee’s ability to repay the expenses and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement. Indemnitee’s right to advances shall not be subject to any prior determination by any party that the Indemnitee has satisfied any applicable standard of conduct for indemnification. Advances shall include any and all Expenses incurred pursuing an action to enforce this right of advancement, including Expenses incurred preparing and forwarding statements to the Company to support the advances claimed. The Indemnitee shall qualify for advances upon the execution and delivery to the Company of this Agreement which shall constitute an undertaking providing that the Indemnitee undertakes to repay the advance to the extent that it is ultimately determined that Indemnitee is not entitled to be indemnified by the Company. This Section 7 shall not apply to any claim for which indemnity is excluded pursuant to Section 6 of this Agreement.
     Section 8. Procedure for Notification and Defense of Claim.
          (a) Indemnitee shall notify the Company in writing of any Proceeding with respect to which Indemnitee intends to seek indemnification or advancement of Expenses hereunder as soon as reasonably practicable following the receipt by Indemnitee of written notice thereof. The written notification to the Company shall include a description of the nature of the Proceeding and the facts underlying the Proceeding. To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification following the final disposition of such Proceeding. The omission by Indemnitee to notify the Company hereunder will not relieve the Company from any liability or obligation, including advancement of Expenses, which it may have to Indemnitee under this Agreement, and any delay in so notifying the Company shall not constitute a waiver by Indemnitee of any rights under this Agreement. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that Indemnitee has requested indemnification.
          (b) If the Company shall be obligated to pay the Expenses of any Proceeding against the Indemnitee, the Company shall be entitled to assume and control the defense of such Proceeding (with counsel consented to by the Indemnitee, which consent shall not be unreasonably withheld) upon the delivery to the Indemnitee of written notice of its election so to do. After delivery of such notice, consent to such counsel by the Indemnitee and the retention of such counsel by the Company, the Company will not be liable to the Indemnitee under this Agreement for any fees of counsel subsequently incurred by the Indemnitee with respect to the same Proceeding, provided that if (i) the employment of separate counsel by the Indemnitee has been previously authorized by the Company, (ii) the Indemnitee or counsel selected by the Company shall have concluded in good faith that there is an actual or potential conflict of interest between the Company and the Indemnitee or among indemnitees jointly represented in the conduct of any such defense, (iii) the named parties in the Proceeding (including any impleaded parties) include both the Company and Indemnitee and Indemnitee concludes in good faith that there may be one or more legal defenses available to him that are different from or in addition to those available to the Company, (iv) any such representation by such counsel would be precluded under the applicable standards of professional conduct then prevailing, (v) the Proceeding seeks to impose or reasonably could be expected to result in an injunction or other non-monetary remedy against Indemnitee individually, (vi) the Proceeding seeks to impose or reasonably could be expected to result in a criminal sanction against Indemnitee, (vii) the Proceeding is brought by or on behalf of any governmental authority with respect to the individual conduct of the Indemnitee (as opposed to Indemnitee’s and other directors’ actions generally) or (viii) the Company shall not, in fact, have employed counsel, to which Indemnitee has consented as aforesaid, to assume the defense of such Proceeding, then the Indemnitee shall be entitled to retain separate counsel and the reasonable fees and expenses of Indemnitee’s counsel shall be at the expense of the Company. Notwithstanding the foregoing, (x) the Indemnitee shall have the right to employ counsel in any such Proceeding at the Indemnitee’s expense and (y) the Company will be entitled to participate in the Proceeding at its own expense. The Company will not, without the prior written consent of the Indemnitee, effect any settlement of any claim made against Indemnitee in any Proceeding to which Indemnitee is a party unless such settlement solely involves the payment of money and includes a complete and unconditional release of the Indemnitee from all liability with respect to such claim; provided, that the foregoing shall not restrict in any way the Company’s ability to effect any settlement of any Proceeding as relates to, or any claim made in any Proceeding against, the Company or any party to such Proceeding other than Indemnitee.
     Section 9. Procedure Upon Application for Indemnification.
          (a) Upon written request by Indemnitee for indemnification pursuant to Section 8(a) of this Agreement, a determination, if required by applicable law, with respect to Indemnitee’s entitlement thereto shall be made in the specific case: (i) if a Change in Control shall have occurred, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee; or (ii) if a Change in Control shall not have occurred: (A) by a majority vote of the Reviewing Directors, even though less than a quorum of the Board, (B) by a committee of Reviewing Directors designated by a majority vote of the Reviewing Directors, even though less than a quorum of the Board or (C) if there are no such Reviewing Directors or, if such Reviewing Directors so direct, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee; and, if it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such determination. Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or expenses (including attorneys’ fees and expenses and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

          (b) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 9(a) of this Agreement, the Independent Counsel shall be selected as provided in this Section 9(b). If a Change in Control shall not have occurred, the Independent Counsel shall be selected by a majority vote of the Reviewing Directors, even though less than a quorum of the Board, or, if there are no such Reviewing Directors, by a majority of the entire Board, and the Company shall give written notice to Indemnitee advising him of the identity of the Independent Counsel so selected. If a Change in Control shall have occurred, the Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Reviewing Directors or the entire Board, as applicable, in which event the preceding sentence shall apply), and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. In either event, Indemnitee or the Company, as the case may be, may, within 10 days after such written notice of selection shall have been given, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 1 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If, within 20 days after the later of submission by Indemnitee of a written request for indemnification pursuant to Section 9(a) of this Agreement and the final disposition of the Proceeding, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition a court of competent jurisdiction for resolution of any objection which shall have been made by the Company or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 9(a) of this Agreement. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 10(a) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).
          (c) In connection with any determination by Reviewing Directors or a committee thereof, or Independent Counsel, as the case may be, as to whether Indemnitee is entitled to be indemnified hereunder such party shall presume that the Indemnitee has satisfied the applicable standard of conduct and is entitled to indemnification, and the burden of proof shall be on the Company to establish, by a preponderance of the evidence, that Indemnitee is not so entitled.
     Section 10. Remedies of Indemnitee.
          (a) Subject to Section 10(c) of this Agreement, in the event that (i) advancement of Expenses is not timely made pursuant to Section 7 of this Agreement, (ii) payment of indemnification is not made pursuant to Section 4 or 5 of this Agreement within ten (10) days after receipt by the Company of a written request therefor, (iii) payment of indemnification pursuant to Section 2, 3 or 9 of this Agreement is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification, (iv) a determination is made pursuant to Section 9(a) of this Agreement that Indemnitee is not entitled to indemnification pursuant to this Agreement, or (v) in the event that the Company or any other person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or Proceeding designed to deny, or to recover from, the Indemnitee the benefits provided or intended to be provided to the Indemnitee hereunder, Indemnitee shall be entitled to an adjudication by a court of his entitlement to such indemnification or advancement of Expenses. Alternatively, Indemnitee, at his option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within 180 days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 10(a); provided, however, that the foregoing clause shall not apply in respect of a proceeding brought by Indemnitee to enforce his rights under Section 4 of this Agreement. The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration and, if Indemnitee has commenced or thereafter commences such adjudication or award in arbitration, any determination made by Reviewing Directors or a committee thereof or Independent Counsel, as the case may be, that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding.

          (b) The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 10 that the procedures of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement. It is the intent of the Company that the Indemnitee not be required to incur legal fees or other Expenses associated with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement by litigation or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Indemnitee hereunder. The Company shall indemnify Indemnitee against any and all Expenses and, if requested by Indemnitee, shall as promptly as practicable (and in any event within 30 days) after receipt by the Company of a written request therefore advance such expenses to Indemnitee, which are incurred by Indemnitee in connection with any action permitted by this Agreement and brought by Indemnitee for indemnification or advancement of Expenses from the Company or to interpret, defend or enforce any rights the Indemnitee may have under this Agreement and/or under any directors’ and officers’ liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement of Expenses or insurance recovery, as the case may be; provided, however, that Indemnitee shall reimburse the Company for advancement of Expenses by the Company in connection with any adjudication sought by Indemnitee pursuant to clause (iv) of Section 10(a) of this Agreement if it is ultimately determined that Indemnitee is not entitled to indemnification pursuant to this Agreement with respect to any of the claims that are the subject of such adjudication.
          (c) Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement to indemnification under this Agreement shall be required to be made prior to the final disposition of the Proceeding; provided that such determination shall be made as soon as practicable, but in no event later than 60 days, after the final disposition of the Proceeding.
     Section 11. No Presumptions. For purposes of this Agreement, the termination of any claim, action, suit or Proceeding, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law. In addition, the failure of Reviewing Directors or a committee thereof or Independent Counsel, as the case may be, to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, prior to the commencement of any proceedings by Indemnitee to secure a determination that Indemnitee should be indemnified under applicable law shall not be a defense to Indemnitee’s claim or create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief.
     Section 12. Reliance as Safe Harbor. For purposes of this Agreement, Indemnitee shall be deemed to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, if Indemnitee’s actions or omissions to act are taken in good faith reliance upon the records of the Company, including its financial statements, or upon information, opinions, reports or statements furnished to Indemnitee by the officers or employees of the Company in the course of their duties, or by committees of the Board, or by any other person (including legal counsel, accountants and financial advisors) as to matters Indemnitee reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company. In addition, the knowledge and/or actions, or failures to act, of any director, officer, agent or employee of the Company shall not be imputed to Indemnitee for purposes of determining the right to indemnity hereunder.
     Section 13. Liability Insurance. To the extent the Company maintains an insurance policy or policies providing directors’ and officers’ liability insurance, Indemnitee shall be covered as a current or former director of the Company by such policy or policies, to the extent available on commercially reasonable terms and in accordance with its or their terms, to the maximum extent of the coverage maintained for any current or former director or officer of the Company.
     Section 14. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers reasonably required and shall do everything that may be reasonably necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.
     Section 15. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.
     Section 16. Enforcement.
          (a) The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to continue to serve as a director of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in continuing to serve as a director of the Company.
          (b) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof; provided, however, that this Agreement is a supplement to and in furtherance of the Certificate of Incorporation, the Bylaws and applicable law, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder. To the extent that a change in applicable law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Certificate of Incorporation, the Bylaws or this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.
     Section 17. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the parties thereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement nor shall any waiver constitute a continuing waiver.
     Section 18. Notice by Indemnitee. Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder. The failure of Indemnitee to so notify the Company shall not relieve the Company of any obligation which it may have to the Indemnitee under this Agreement or otherwise.
     Section 19. Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (a) if delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, on the date of such delivery, (b) if mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed, (c) if mailed by reputable overnight courier and receipted for by the party to whom said notice or other communication shall have been directed, on the next business day after the date on which it is so mailed or (d) if sent by facsimile transmission, with receipt of confirmation that such transmission has been received, on the date such confirmation is received:
          If to Indemnitee, at the address indicated on the signature page of this Agreement, or such other address as Indemnitee shall provide to the Company.
If to the Company to:
Bally Total Fitness Holding Corporation
8700 West Bryn Mawr Avenue

Chicago, Illinois 60631
Attention: Secretary of Bally Total Fitness Holding Corporation
     Section 20. Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.
     Section 21. Specific Performance, Etc. The parties recognize that if any provision of this Agreement is violated by the Company, Indemnitee may be without an adequate remedy at law. Accordingly, in the event of any such violation, Indemnitee shall be entitled, if Indemnitee so elects, to institute proceedings, either in law or at equity, to obtain damages, to enforce specific performance, to enjoin such violation, or to obtain any relief or any combination of the foregoing as Indemnitee may elect to pursue.
     Section 22. Binding Effect, Etc. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company), assigns, spouses, heirs, executors and personal and legal representatives. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as an officer and/or director of the Company or of any other entity or enterprise at the Company’s request.
     Section 23. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts of laws.
     Section 24. Miscellaneous. Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate. The headings of the sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction or interpretation thereof.
[Signature page follows.]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the day and year first above written.

Bally Total Fitness Holding Corporation
By:
Name:
Title:

[Name of Indemnitee]

Name:
Address: